Press Release

Contact:	Matthew M. Partridge Senior Vice President, Chief Financial Officer & Treasurer (407) 904-3324 mpartridge@alpinereit.com
FOR IMMEDIATE RELEASE	Alpine Income Property Trust Announces Expanded $350 Million Credit Facility

WINTER PARK, FL, October 3, 2022 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company”) today announced that it has successfully amended and restated its senior unsecured Credit Facility. The Credit Facility was increased to $350 million and is comprised of a $250 million unsecured revolving credit facility (the “Revolver”) and the Company’s existing $100 million unsecured term loan (the “2027 Term Loan”) (together, the “Credit Facility”). The Credit Facility includes an accordion option that allows the Company to request additional Revolver and 2027 Term Loan lender commitments up to a total of $750 million. The Company’s existing $100 million 2026 senior unsecured term loan will remain outstanding through maturity in January of 2026.

“We appreciate and value the strong support shown by our expanded bank group. With the closing of the Credit Facility and our recent interest rate hedging activities, we now have no debt maturing until 2026, minimal floating interest rate exposure, and meaningful liquidity to accretively execute our retail net lease investment strategy,” said Matthew Partridge, Chief Financial Officer of Alpine Income Property Trust.

The Credit Facility made structural changes to certain financial covenants and includes a sustainability-linked pricing component that reduces the applicable interest rate margin if the Company meets certain sustainability performance targets. The Revolver refinanced and increased the Company’s existing $150 million senior unsecured revolving credit facility, which was scheduled to mature in November of 2023. The new Revolver will mature in January 2027, with extension options available to extend the maturity date for an additional year to January of 2028. Based on the Company’s current leverage ratio, the initial interest rate for the Revolver will be SOFR plus 165 basis points and a 10-basis point SOFR index adjustment.

KeyBank Capital Markets Inc., Raymond James Bank, Regions Capital Markets and The Huntington National Bank acted as Joint Lead Arrangers for the Revolver. KeyBank National Association will act as Administrative Agent and Raymond James Bank, Regions Bank and The Huntington National Bank will act as Co-Syndication Agents for the Revolver. Bank of Montreal, Truist Bank, PNC Bank, National Association, and Synovus Bank also participated in the Revolver.

KeyBank National Association will act as advisor and sole Sustainability Structuring Agent.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single-tenant net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic and its variants on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.